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                                                                    EXHIBIT 10.9

                    COMMERCIAL EXPLOITATION RIGHTS AGREEMENT

This Commercial Exploitation Rights Agreement ("Agreement") by and between PointCast Incorporated ("PCI"), a California corporation with its principal place of business at 501 Macara Avenue, Sunnyvale, CA 94086 and TransCosmos, Incorporated ("TCI"), a Japanese corporation with its principal place of business at Sumitomoseimei Akasaka Bldg., 3-3-3, Akasaka, Minato-ku, Tokyo, Japan 107, shall be effective as of May 30, 1997 (the "Effective Date").

1.   Definitions.
     -----------

     a.  "Commercial Exploitation Rights" shall mean the rights granted under
Section 2 (a-b) below.

     b. "Localized PointCast Network" shall mean a localized version of the PointCast Network, in the Japanese language, whose operations are located in the Territory, utilizing PCI's technology to broadcast news, information and advertising content via the Internet or corporate intranets, targeted primarily to viewers and corporations in the Territory utilizing PCI's client software.

     c.  "Territory" shall mean Japan.

2.   Obligations.
     -----------

     PointCast
     ---------

     a.  Commercial Exploitation Rights.  PCI grants TCI the exclusive right
         ------------------------------
during the term of this Agreement to commercially exploit a Localized PCI Network in the Territory, subject to the terms and conditions of this Agreement.

     b.  Trademarks.  PCI will provide TCI with artwork for the "PointCast" and
         ----------
"PointCast Network" trademarks, trade names and related logos (the "Marks") as set forth in Exhibit A. Subject to the terms and conditions of this Agreement, PCI grants TCI the nonexclusive right to utilize the Marks in the Territory in connection with the commercial exploitation rights granted in Section 2(a); provided, however, that: (i) no names or descriptive words or phrases shall be
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co-joined with the Marks without the prior written consent of PCI; (ii) TCI will comply with any instruction or requirement issued by PCI with respect to the appearance and use of the Marks; (iii) TCI shall use the Marks only in a manner so as to preserve and protect all rights of PCI therein; (iv) TCI shall not challenge PCI's ownership of the Marks or use or adopt any trademarks which might be confusingly similar to the Marks; (v) TCI shall take all necessary steps and pay all related expenses in connection with protecting the Marks as PCI intellectual property under all applicable trademark, unfair competition or other laws in the Territory, making all applications in PCI's name, if possible, or otherwise assigning to PCI the
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rights to the resulting marks as soon as possible; and (vi) TCI shall additionally take all necessary steps and pay all related expenses in connection with so protecting any new or modified marks created with the approval of PCI under clause (i) of this Section. All rights in the Marks shall at all times during the term of this Agreement and thereafter, be and remain the sole property of PCI. TCI shall have no right to alter or in any way transfer the Marks, and TCI shall provide PCI with reasonable assistance in any efforts to prevent or terminate any infringement, unauthorized use or imitation thereof.

     c.  Commercial Exploitation Rights Support.  During the first two (2) years
         --------------------------------------
of this Agreement, PCI shall use commercially reasonable efforts to assist and train TCI in the development and implementation of the rights granted under this Agreement, focusing upon the establishment of an advertising sales force, content acquisition and development initiatives, software distribution and circulation-building programs, demographic research and market identification efforts, establishment of end-user technical support services and other assistance in establishing effective operational methods within the Territory, periodically throughout such periods as mutually agreed.

     d.  Restrictions on TCI.  The Commercial Exploitation Rights granted in
         -------------------
this Agreement may not be sublicensed or transferred to a third party. Such Commercial Exploitation Rights may be assigned by TCI only in connection with the assignment of this Agreement in accordance with Section 9(a).

     e.  Advertising Inventory.  PCI shall provide TCI with US $2 million in
         ---------------------
advertising inventory on the U.S. PointCast Network at PCI's prevailing rate card.

     f.  Intranet Tools.  PCI grants TCI a non-exclusive, non-transferable
         --------------
license, for the term of this Agreement, to redistribute at no charge to end users the PointCast Intranet Tools ("Tools"), as updated and modified from time to time by PCI in its discretion. TCI shall redistribute the Tools with all built-in end-user licensing terms intact, and shall not alter such terms.

     g.  Tools Support.  Pursuant to Section 2(c), for the period commencing
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January 1, 1998 through December 31, 1998, PCI shall provide TCI with technical support and training regarding the Tools on an exclusive basis in the Territory to facilitate the distribution of the Tools and other PCI products.

     TCI
     ---

     h. TCI shall make a non-refundable payment to PCI, upon execution of this Agreement, of US $2 million.

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3.   Taxes.
     -----

     TCI shall pay any and all sales, use, value added or other taxes, federal, state or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement, excluding only taxes based on PCI's net income. TCI shall hold PCI harmless from all claims and liability arising from TCI's failure to report or pay any such taxes, duties and assessments.

4.   Ownership.
     ---------

     Except for the express licenses set forth in Section 2(b), nothing in this Agreement shall be construed as granting TCI any rights in the patents, copyrights, trademarks, trade secrets or other intellectual property rights of PCI.

5.   Disclaimer of Warranties.
     ------------------------

     ALL RIGHTS, LICENSES AND SERVICES PROVIDED BY PCI UNDER THIS AGREEMENT ARE PROVIDED "AS IS." PCI PROVIDES NO WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO ANY SUCH RIGHTS, LICENSES OR SERVICES AND SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

6.   Indemnity.
     ---------

     TCI agrees to indemnify and hold PCI harmless against any cost, loss, liability or expense (including attorneys' fees) arising out of third-party claims against PCI that result from TCI's commercial exploitation of Localized PCI Networks under this Agreement.


7.   Limitation of Liability.
     -----------------------

     EACH PARTY AGREES THAT, EXCEPT UNDER SECTION 6 OR IN CONNECTION WITH ANY INFRINGEMENT OF PCI'S INTELLECTUAL PROPERTY RIGHTS, THE OTHER PARTY'S LIABILITY FOR DAMAGES ARISING OUT OF THIS AGREEMENT SHALL IN NO EVENT EXCEED ONE MILLION DOLLARS (US$1,000,000). EACH PARTY FURTHER AGREES THAT, EXCEPT UNDER SECTION 6 OR IN CONNECTION WITH ANY INFRINGEMENT OF PCI'S INTELLECTUAL PROPERTY RIGHTS, THE OTHER WILL NOT BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, OR EXEMPLARY DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE

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POSSIBILITY OF SUCH DAMAGES. EACH PARTY ACKNOWLEDGES THAT THE AMOUNTS PAYABLE
HEREUNDER ARE BASED IN PART ON THESE LIMITATIONS, AND FURTHER AGREES THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

8.   Term and Termination.
     --------------------

     a.  Effective Date and Term.  This Agreement and the licenses granted
         -----------------------
hereunder shall be effective as of the Effective Date and shall continue in perpetuity unless terminated as set forth in this Section 8.

     b.  Termination.  Either party shall have the right to terminate this
         -----------
Agreement and the licenses granted herein effective upon written notice to the other party upon the occurrence the following events: (i) in the event the other party fails to comply with any of the terms and conditions of this Agreement and such default has not been cured within thirty (30) days after written notice to the other party; (ii) in the event PointCast Japan, L.L.C. is dissolved; (iii) in the event the Technology and Trademark License Agreement between PCI and PointCast Japan, L.L.C. is terminated; or (iv) in the event the other party (A) terminates or suspends its business, (B) becomes subject to any bankruptcy or insolvency proceeding under any U.S., state or other national or governmental statute, (C) becomes insolvent or subject to direct control by a trustee, receiver or similar authority, or (D) has wound up or liquidated, voluntarily or otherwise.

     c.  Effect of Termination.  The obligations of PCI and TCI in Sections
         ---------------------
2(b)(iv), 3(b), 4, 5, 6, 7, 8 and 9 shall survive termination of this Agreement. Termination of this Agreement shall not relieve either party for any liability that accrued prior to such termination.

9.   Miscellaneous.
     -------------

     a.  Assignment.  All the terms and provisions of this Agreement shall be
         ----------
binding upon and inure to the benefit of the parties to this Agreement and to their respective heirs, successors, assigns and legal representatives, except that TCI shall not assign its rights under this Agreement without PCI's prior written consent. Notwithstanding the foregoing, TCI shall be entitled to assign its rights under this Agreement to PointCast Japan, L.L.C., provided that PointCast Japan, L.L.C. expressly assumes all of TCI's obligations under this Agreement. PCI shall be entitled to assign this Agreement to a successor of all or substantially all of its relevant assets without restriction.

     b.  Entire Agreement.  This Agreement, together with the Exhibits hereto,
         ----------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and shall supersede all prior understandings and agreements between the parties with respect to such subject matter. This Agreement may be executed in any number of counterparts, each of which

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shall be deemed an original, but all of which together shall constitute one and the same instrument.

     c.  Amendment.  This Agreement may be amended only by a written instrument
         ---------
signed by both parties.

     d.  Notices.  Any and all notices, requests, demands and other
         -------
communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, upon receipt of a transmittal confirmation, (c) if sent by registered airmail, return receipt requested, postage prepaid, on the sixth business day following the date of deposit in the mail or (d) if by international courier service, on the second business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

        (i)   If to TCI:

              TransCosmos, Incorporated
              Sumitomoseimei Akasaka Bldg.
              3-3-3, Akasaka, Minato-ku
              Tokyo, Japan  107
              Attention:  Hiroshi Kaizuka
              Telephone:  011 81 3 3586 2880
              Facsimile:  011 81 3 3584 6079


        (ii)  If to PCI:

              PointCast Incorporated
              501 Macara Avenue
              Sunnyvale, California 94086
              Attention:  Jim Wickett
              Telephone:  (408) 990-7000
              Facsimile:  (408) 990-7251

or in each case to such other address or facsimile number as the party may have furnished to the other party in writing.

     e.  Severability.  In the event of the invalidity of any part or
         ------------
provision of this Agreement, such invalidity shall not affect the enforceability of any other part or provision of this Agreement.

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     f.  Waiver.  No waiver by any party of any default in the performance of or
         ------
compliance with any provision herein shall be deemed to be a waiver of the performance and compliance as to any other provision, or as to such provision in the future; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No remedy expressly granted herein to any party shall be deemed to exclude any other remedy which would otherwise be available.

     g.  Governing Law.  This Agreement shall in all respects be governed by the
         -------------
laws of the State of California without reference to its principles of conflicts
of laws.   The parties hereby agree that all disputes arising out of this
Agreement shall be subject to the exclusive jurisdiction of and venue in the federal and state courts within Santa Clara County, California. TCI hereby consents to the personal and exclusive jurisdiction and venue of these courts.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.


POINTCAST INCORPORATED                              TRANSCOSMOS, INCORPORATED

By: /s/ Jim Wickett                                 By: /s/ Koki Akuda
   --------------------------------                    -------------------------

Name: Jim Wickett                                   Name:   Koki Akuda
     ------------------------------                      -----------------------

Title: Sr. V.P.                                     Title:  President
      -----------------------------                       ----------------------

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             EXHIBIT A TO COMMERCIAL EXPLOITATION RIGHTS AGREEMENT

The following is a listing of marks and logos licensed under Section 2(b) of the Commercial Exploitation Rights Agreement:

PointCast(TM)
PointCast Network(TM)

The PointCast logo icon is comprised of a purple square containing a white broadcast tower with a yellow dot in the center. The icon is a square and should account for one quarter the length of the logo (not including the TM symbol). For example, if the PointCast logo word is represented as 4 inches long, the tower icon should be a one inch square.

The PointCast Corporate Signature can appear in either a centered (primary) or horizontal configuration. The centered configuration is the primary orientation and should be used whenever possible. The horizontal configuration can be used when there are size or space limitations. In the centered configuration, the logotype PointCast (black) should lie centered beneath the tower icon (purple/yellow). In the horizontal configuration, the logotype should lie to the right of the purple tower icon. The logo word PointCast may reside without the icon however, the tower icon may not reside without the logo word PointCast. The logo word "PointCast" must always be black unless approved by PointCast Marketing. The tower icon must always appear in the Pantone colors indicated in the corporate palette unless approved by PointCast Marketing. The clear-space area should measure at least 1/2x on all sides of the PointCast Corporate Signature, where x equals the height of the logo icon. Placement of the trademark symbol (TM) should also appear after the word PointCast.

            [EXAMPLE OF POINTCAST LOGO, WITH TOWER ICON ABOVE NAME]

         [EXAMPLE OF POINTCAST LOGO, WITH TOWER ICON TO LEFT OF NAME]

The corporate palette is comprised of two colors: Purple is the primary color, Yellow is the secondary color and Black. The PMS, RGB and CMYK formulas are listed below. When necessary PointCast Signature can also appear in Black and White, please make sure the logo icon and the logotype is in black. The dot above the tower should be white.
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                PMS             RGB             CMYK
Purple:        527C          102,0,153        65,85,0,0
Yellow:        116C          255,204,0        0,20,90,0